Exhibit 99.2

FOR IMMEDIATE RELEASE

J. Alexander’s Holdings, Inc. Announces Expansion of Review of Strategic

Alternatives to Maximize Shareholder Value

NASHVILLE, TN, August 9, 2019 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the Company), owner and operator of a collection of restaurants which includes J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and selected other concepts, today announced that its Board of Directors (the Board) is expanding its review of strategic alternatives. The Board, in consultation with its financial and legal advisors and the Company’s executive management team, will explore, review and evaluate a full range of options focused on maximizing shareholder value. These options include, among others, a possible merger or sale of the Company; a strategic large investment in the Company, accompanied by a significant share repurchase; or the acquisition of complementary concepts to increase the Company’s revenue base and operating leverage. The Board has retained Piper Jaffray & Co. as financial advisor to assist in this process.

Lonnie J. Stout II, Executive Chairman of the Board, commented, “Our Board is fully committed to maximizing shareholder value and believes that expanding our ongoing strategic review process is in the best interests of our shareholders. Recent transactions for companies in the upscale casual dining segment make this potential path more attractive now as we contemplate how to best position the Company for the future. In addition to our Board’s strategic review process, we will continue to execute our strategic and operational plan to deliver significant value to our shareholders as well as to deliver exceptional food and professional service in a sophisticated and relaxed atmosphere to each of our guests.”

The Company has not set a timetable for completion of the review process or made a decision to pursue any particular strategic alternative. There can be no assurance that the review of strategic alternatives will result in any particular outcome. The Company does not intend to provide any updates unless or until it determines that further disclosure is appropriate or necessary. Given the ongoing nature of this process, the Company intends to suspend its quarterly conference calls until completion of the review. Shareholders are encouraged to read the Company’s SEC reports and press releases.

This review of strategic alternatives is not expected to have an impact on customers, suppliers or employees of the Company, nor on its operations, which are continuing as usual.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently operates 46 restaurants in 16 states. The Company has its headquarters in Nashville, TN.

For additional information, visit www.jalexandersholdings.com.

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; the impact of our ongoing process to review strategic alternatives; uncertainties as to the structure, terms, and timing of any strategic transaction resulting from the strategic review and whether it will be completed; the impact of any such strategic transaction on the Company; whether the strategic benefits of any such strategic transaction can be achieved; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019, as amended on April 29, 2019, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

J. Alexander’s Holdings, Inc.

Jessica L. Hagler

Chief Financial Officer

(615) 269-1900

2